Exhibit 99.1

NEWS RELEASE

September 16, 2003

KANKAKEE BANCORP, INC.	AVISTON FINANCIAL CORPORATION
310 South Schuyler Avenue P.O. Box 3 Kankakee, IL 60901-0003 Telephone: (815) 937-4440 Facsimile: (815) 937-3674	101 South Page Street P.O. Box 115 Aviston, Illinois 62216 Telephone: (618) 228-7215 Facsimile: (618) 228-7363

For more information contact: Michael A. Griffith, Chairman	For more information contact: Thomas A. Daiber, President and CEO

STOCKHOLDERS OF KANKAKEE BANCORP, INC. AND

AVISTON FINANCIAL CORPORATION APPROVE MERGER

KANKAKEE, ILLINOIS—September 16, 2003—Kankakee Bancorp, Inc. (Amex: KNK) (“Kankakee”) and Aviston Financial Corporation (“Aviston”) announced today that their respective stockholders have voted to approve the merger agreement between Kankakee and Aviston, and the merger of Aviston with and into Kankakee. Kankakee’s stockholders approved the merger agreement and the merger at today’s special meeting of stockholders, with 84.0% of the Kankakee shares voting. The results of the vote were as follows: 767,830 shares in favor and 12,937 shares against, with 3,011 shares abstaining. Avistons’s stockholders approved the merger agreement and the merger at a special meeting held on Thursday, September 11, 2003, with 78.5% of the Aviston shares voting. The results of that vote were as follows: 379,726 shares in favor and 0 shares against. The merger is expected to be completed within the next few weeks.

In addition, Kankakee announced that its stockholders have voted at the special meeting to adopt three amendments to Kankakee’s Certificate of Incorporation. One amendment will change Kankakee’s name to “Centrue Financial Corporation.” 83.9% of Kankakee’s shares voted with respect to this amendment, with 750,069 shares voted in favor, 27,301 shares voted against, and 5,408 shares abstaining. The second amendment will increase the number of authorized shares of common stock of Kankakee from 3.5 million to 5.5 million. 84.0% of Kankakee’s shares voted with respect to this amendment, with 756,927 shares voted in favor, 24,775 shares voted against, and 2,076 shares abstaining. The third amendment will change the manner in which the Certificate of Incorporation can be amended in approval. 84.0% of Kankakee’s shares voted with respect to this amendment, with 760,930 shares voted in favor, 14,595 shares voted against, and 8,253 shares abstaining. These amendments will take effect upon the filing of an amendment to Kankakee’s Certificate of Incorporation with the Delaware Secretary of State. Kankakee expects to make this filing concurrently with the completion of the merger.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains, and future oral and written statements of Kankakee and Aviston and their management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Kankakee and Aviston, respectively. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Kankakee’s and Aviston’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Kankakee and Aviston undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the companies’ general business; (iv) changes in interest rates and prepayment rates of the companies’ assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the companies; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Kankakee and its business, including additional factors that could materially affect Kankakee’s financial results, is included in the Kankakee’s filings with the Securities and Exchange Commission.

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